Conflict Minerals Report of Micropac Industries, Inc.

 For the reporting period from January 1, 2017 to December 31, 2017

Introduction

This Conflict Minerals Report of Micropac Industries Inc. (“Micropac Industries” or the “Company”) has been prepared pursuant to Rule 13p-1 (“Rule 13p-1”) and Form SD promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period of January 1, 2017 to December 31, 2017.

Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in such Rule are necessary to the functionality or production of those products.  The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (the “Conflict Minerals”).  The “Covered Countries” for the purposes of Rule 13p-1 are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Micropac Industries, Inc. provides power management and controls, sensors and displays, and optocoupler products, components and assemblies and offers a wide range of products sold to the industrial, medical, military, aerospace and space markets. The Company manufactures products for which Conflict Minerals are necessary to their functionality or production.

Description of the Company’s Products Covered by this CMR

The Company’s core technology is the packaging and interconnecting of multi-chip microelectronics modules. Other technologies include light emitting and light sensitive materials and products, including light emitting diodes and silicon phototransistors used in the Company’s optoelectronic components and assemblies.

The Company provides power management and controls, sensors and displays, and optocouplers products, components and assemblies and offers a wide range of products sold to the industrial, medical, military, aerospace and space markets.

The Company’s basic products and technologies include custom design hybrid microelectronic circuits, solid state relays and power controllers, custom optoelectronic assemblies and components, optocouplers, light-emitting diodes, hall-Effect devices, displays, power operational amplifiers, fiber optic components and assemblies, high temperature (200º C) products. Micropac’s products are primarily sold to original equipment manufacturers (OEM’s) who serve the following major markets:

•	Military/Aerospace – aircraft instrumentation, guidance and navigations systems, control circuitry, power supplies, laser positioning
•	Space – control circuitry, power monitoring and sensing
•	Industrial – power control equipment, robotics

The Company’s conducted an analysis of the products that we manufacture or contract to manufacture and found that 3TG are in substantially all of our products and are required for the functionality of the product.

The Company’s Reasonable Country of Origin Inquiry and Due Diligence Process

Micropac supports the Dodd-Frank Act’s objective of preventing armed groups in the Covered Countries from benefitting from the sourcing of Conflict Minerals from that region. We are committed to responsible sourcing of materials for our products, including the sourcing of Conflict Minerals, and we expect that our suppliers are likewise committed to responsible sourcing. To that end, our suppliers are expected to take steps to determine if their products contain Conflict Minerals and if so, implement supply chain due diligence processes to identify sources of these minerals and support efforts to eradicate the use of Conflict Minerals which directly or indirectly finance or benefit armed groups in the Covered Countries.

Micropac Industries is a downstream company in the supply chain and its due diligence practices were tailored accordingly.

Micropac Industries conducted a reasonable country of origin inquiry (RCOI) of the Company major suppliers of components or materials that may contain conflict minerals to determine if the Company has reason to believe that the conflict minerals may have originated in the DRC or an adjoining country (the covered country).

The RCOI consisted of supplier surveys, including the “EICC/GeSI Conflict Minerals Reporting Template and resources provided by the Conflict-Free Sourcing Initiative (“CFSI”), including the Conflict-Free Smelter Program (“CFSP”).

The Company had 72% of the supplier base complete and returned the template.

Due Diligence Results

Based on the information provided by the Company supply chain and the Company’s due diligence process, the Company identified 249 Smelters or Refineries (SORs) used to process conflict minerals in the covered products.

The 249 SOR facilities that were identified pursuant to the due diligence process are set forth below.

Identification	Metal	Smelter	Smelter Country
CID000015	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
CID000019	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
CID000077	Gold	Argor-Heraeus S.A.	SWITZERLAND
CID000082	Gold	Asahi Pretec Corp.	JAPAN
CID000090	Gold	Asaka Riken Co., Ltd.	JAPAN
CID000113	Gold	Aurubis AG	GERMANY
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
CID000157	Gold	Boliden AB	SWEDEN
CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	CANADA
CID000233	Gold	Chimet S.p.A.	ITALY
CID000264	Gold	Chugai Mining	JAPAN
CID000328	Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
CID000359	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
CID000362	Gold	DODUCO Contacts and Refining GmbH	GERMANY
CID000401	Gold	Dowa	JAPAN
CID000425	Gold	Eco-System Recycling Co., Ltd.	JAPAN
CID000493	Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
CID000689	Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
CID000694	Gold	Heimerle + Meule GmbH	GERMANY
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	CHINA
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
CID000814	Gold	Istanbul Gold Refinery	TURKEY
CID000823	Gold	Japan Mint	JAPAN
CID000855	Gold	Jiangxi Copper Co., Ltd.	CHINA
CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
CID000924	Gold	Asahi Refining Canada Ltd.	CANADA
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

CID000929	Gold	JSC Uralelectromed	RUSSIAN FEDERATION
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
CID000957	Gold	Kazzinc	KAZAKHSTAN
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN
CID001029	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
CID001078	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
CID001113	Gold	Materion	UNITED STATES OF AMERICA
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001204	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
CID001236	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
CID001259	Gold	Nihon Material Co., Ltd.	JAPAN
CID001322	Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
CID001352	Gold	PAMP S.A.	SWITZERLAND
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
CID001498	Gold	PX Precinox S.A.	SWITZERLAND
CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
CID001534	Gold	Royal Canadian Mint	CANADA
CID001555	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
CID001573	Gold	Schone Edelmetaal B.V.	NETHERLANDS
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN
CID001955	Gold	Torecom	KOREA, REPUBLIC OF
CID001977	Gold	Umicore Brasil Ltda.	BRAZIL

CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
CID002003	Gold	Valcambi S.A.	SWITZERLAND
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
CID002100	Gold	Yamakin Co., Ltd.	JAPAN
CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
CID002314	Gold	Umicore Precious Metals Thailand	THAILAND
CID002459	Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
CID002510	Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
CID002516	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID002560	Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
CID002561	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
CID002580	Gold	T.C.A S.p.A	ITALY
CID002605	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
CID002777	Gold	SAXONIA Edelmetalle GmbH	GERMANY
CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
CID002850	Gold	AU Traders and Refiners	SOUTH AFRICA
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
CID000291	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
CID000410	Tantalum	Duoluoshan	CHINA
CID000456	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
CID001076	Tantalum	LSM Brasil S.A.	BRAZIL
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
CID001175	Tantalum	Mineracao Taboca S.A.	BRAZIL
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001200	Tantalum	NPM Silmet AS	ESTONIA
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
CID001508	Tantalum	QuantumClean	UNITED STATES OF AMERICA
CID001522	Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
CID001769	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
CID001869	Tantalum	Taki Chemical Co., Ltd.	JAPAN
CID001891	Tantalum	Telex Metals	UNITED STATES OF AMERICA
CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
CID002307	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
CID002504	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
CID002505	Tantalum	FIR Metals & Resource Ltd.	CHINA
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
CID002539	Tantalum	KEMET Blue Metals	MEXICO
CID002544	Tantalum	H.C. Starck Co., Ltd.	THAILAND
CID002545	Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
CID002548	Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
CID002549	Tantalum	H.C. Starck Ltd.	JAPAN
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN
CID002568	Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
CID002707	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
CID002847	Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
CID000244	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
CID000292	Tin	Alpha	UNITED STATES OF AMERICA
CID000306	Tin	CV Gita Pesona	INDONESIA
CID000309	Tin	PT Aries Kencana Sejahtera	INDONESIA
CID000313	Tin	PT Premium Tin Indonesia	INDONESIA
CID000315	Tin	CV United Smelting	INDONESIA
CID000402	Tin	Dowa	JAPAN
CID000438	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
CID000468	Tin	Fenix Metals	POLAND
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
CID001070	Tin	China Tin Group Co., Ltd.	CHINA
CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
CID001142	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
CID001173	Tin	Mineracao Taboca S.A.	BRAZIL
CID001182	Tin	Minsur	PERU
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
CID001337	Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA
CID001402	Tin	PT Babel Inti Perkasa	INDONESIA
CID001419	Tin	PT Bangka Tin Industry	INDONESIA
CID001421	Tin	PT Belitung Industri Sejahtera	INDONESIA
CID001428	Tin	PT Bukit Timah	INDONESIA
CID001434	Tin	PT DS Jaya Abadi	INDONESIA
CID001438	Tin	PT Eunindo Usaha Mandiri	INDONESIA

CID001448	Tin	PT Karimun Mining	INDONESIA
CID001453	Tin	PT Mitra Stania Prima	INDONESIA
CID001457	Tin	PT Panca Mega Persada	INDONESIA
CID001458	Tin	PT Prima Timah Utama	INDONESIA
CID001460	Tin	PT Refined Bangka Tin	INDONESIA
CID001463	Tin	PT Sariwiguna Binasentosa	INDONESIA
CID001468	Tin	PT Stanindo Inti Perkasa	INDONESIA
CID001471	Tin	PT Sumber Jaya Indah	INDONESIA
CID001477	Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
CID001482	Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
CID001490	Tin	PT Tinindo Inter Nusa	INDONESIA
CID001493	Tin	PT Tommy Utama	INDONESIA
CID001539	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
CID001758	Tin	Soft Metais Ltda.	BRAZIL
CID001898	Tin	Thaisarco	THAILAND
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
CID002180	Tin	Yunnan Tin Company Limited	CHINA
CID002455	Tin	CV Venus Inti Perkasa	INDONESIA
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
CID002500	Tin	Melt Metais e Ligas S.A.	BRAZIL
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
CID002530	Tin	PT Inti Stania Prima	INDONESIA
CID002570	Tin	CV Ayi Jaya	INDONESIA
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
CID002592	Tin	CV Dua Sekawan	INDONESIA
CID002593	Tin	CV Tiga Sekawan	INDONESIA
CID002706	Tin	Resind Industria e Comercio Ltda.	BRAZIL
CID002773	Tin	Metallo Belgium N.V.	BELGIUM
CID002774	Tin	Metallo Spain S.L.U.	SPAIN
CID002776	Tin	PT Bangka Prima Tin	INDONESIA
CID002816	Tin	PT Sukses Inti Makmur	INDONESIA
CID002829	Tin	PT Kijang Jaya Mandiri	INDONESIA
CID002835	Tin	PT Menara Cipta Mulia	INDONESIA
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
CID002848	Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
CID002849	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
CID002858	Tin	Modeltech Sdn Bhd	MALAYSIA
CID002859	Tin	Gejiu Jinye Mineral Company	CHINA
CID002870	Tin	PT Lautan Harmonis Sejahtera	INDONESIA
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
CID000004	Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
CID000105	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA

CID000568	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
CID000966	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
CID002011	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
CID002535	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
CID002541	Tungsten	H.C. Starck Tungsten GmbH	GERMANY
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
CID002543	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
CID002589	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
CID002649	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
CID002815	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
CID002833	Tungsten	ACL Metais Eireli	BRAZIL

The Company has reasonably determined that the countries of origin of its necessary Conflict Minerals include those set forth below.

Micropac Industries intends to continue to work with our suppliers to improve the due diligence conducted to further determine whether Conflict Minerals in its Covered Products are sourced from the Covered Countries, or are from recycled or scrap sources, and to mitigate the risk that the necessary Conflict Minerals sourced from Covered Countries do not finance or benefit armed groups.

Smelter Country	Metal	Smelter Country	Metal
AUSTRIA	Gold	INDIA	Tantalum
BELGIUM	Gold	JAPAN	Tantalum
BRAZIL	Gold	KAZAKHSTAN	Tantalum

CANADA	Gold	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	Tantalum
CHINA	Gold	MEXICO	Tantalum
GERMANY	Gold	RUSSIAN FEDERATION	Tantalum
INDIA	Gold	THAILAND	Tantalum
INDONESIA	Gold	UNITED STATES OF AMERICA	Tantalum
ITALY	Gold	BELGIUM	Tin
JAPAN	Gold	BOLIVIA (PLURINATIONAL STATE OF)	Tin
KAZAKHSTAN	Gold	BRAZIL	Tin
KOREA, REPUBLIC OF	Gold	CHINA	Tin
KYRGYZSTAN	Gold	INDONESIA	Tin
MEXICO	Gold	JAPAN	Tin
NETHERLANDS	Gold	MALAYSIA	Tin
PHILIPPINES	Gold	PERU	Tin
RUSSIAN FEDERATION	Gold	PHILIPPINES	Tin
SINGAPORE	Gold	POLAND	Tin
SOUTH AFRICA	Gold	SPAIN	Tin
SPAIN	Gold	TAIWAN, PROVINCE OF CHINA	Tin
SWEDEN	Gold	THAILAND	Tin
SWITZERLAND	Gold	UNITED STATES OF AMERICA	Tin
TAIWAN, PROVINCE OF CHINA	Gold	VIET NAM	Tin
THAILAND	Gold	AUSTRIA	Tungsten
TURKEY	Gold	BRAZIL	Tungsten
UNITED ARAB EMIRATES	Gold	CHINA	Tungsten
UNITED STATES OF AMERICA	Gold	GERMANY	Tungsten
UZBEKISTAN	Gold	JAPAN	Tungsten
BRAZIL	Tantalum	PHILIPPINES	Tungsten
CHINA	Tantalum	RUSSIAN FEDERATION	Tungsten
ESTONIA	Tantalum	UNITED STATES OF AMERICA	Tungsten
GERMANY	Tantalum	VIET NAM	Tungsten